EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the CytRx Corporation 2000 Long-Term Incentive Plan of our report dated March 25, 2003, with respect to the consolidated financial statements and schedule of CytRx Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 10, 2005